UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

February 12, 2010

Date of Report (date of earliest event reported)

Copart, Inc.

(Exact name of registrant as specified in its charter)

California	0-23255	94-2867490
(State or other jurisdiction of incorporation )	(Commission File Number)	(I.R.S. Employer Identification Number)

4665 Business Center Drive

Fairfield, California 94534

(Address of principal executive offices)

(707) 639-5000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 12, 2010, Willis J. Johnson, previously our Chairman and Chief Executive Officer, resigned as our Chief Executive Officer.  Mr. Johnson will continue to serve as Chairman of our board of directors and will remain an Executive Officer.

On February 12, 2010, our board of directors appointed A. Jayson Adair, previously our President, to serve as our Chief Executive Officer.  It also appointed Vincent W. Mitz, previously our Executive Vice President, to serve as our President.

On February 15, 2010, in connection with Mr. Mitz’s becoming our President, the compensation committee of our board of directors approved an increase in his annual base salary from $400,000 to $600,000.  In addition, the compensation committee approved the grant of an option to acquire 100,000 shares of our Common Stock to Mr. Mitz with an exercise price equal to the closing price of our common stock in Nasdaq trading on the second full trading day following our announcement of operating results for the quarter ended January 31, 2010. No adjustments in Mr. Johnson’s or Mr. Adair’s compensation arrangements were made in connection with the recent board actions.  In April 2009, our shareholders approved the grant of stock options to each of Mr. Johnson and Mr. Adair, such options to be made in lieu of any cash salary or bonus compensation in excess of $1.00 per year or the grant of any additional equity incentives for a five year period.

Mr. Adair, age 40, served as our President from November 1996 until February 2010 and has served as a member of our board of directors since September 1992.  From 1995 until 1996, Mr. Adair served as Executive Vice President.  From 1990 until 1995, Mr. Adair served as our Vice President of Sales and Operations and from 1989 to 1990 as our Manager of Operations.  Mr. Adair is Mr. Johnson’s son-in-law.

Mr. Mitz, age 46, served as our Executive Vice President from August 2007 until February 2010.  From May 1995 until July 2007, Mr. Mitz served as our Senior Vice President of Marketing.  Prior thereto, Mr. Mitz was employed by NER Auction Systems from 1981 until its acquisition by Copart in 1995.  At NER, Mr. Mitz held numerous positions culminating as Vice President of Sales and Operations for NER’s New York region from 1990 to 1993 and Vice President of Sales & Marketing from 1993 to 1995.

A copy of the press release announcing these changes is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are furnished herewith:

Exhibit No.	Description
99.1	Press Release of Copart, Inc. dated February 15, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 17, 2010	COPART, INC.

	By:	/s/ Paul A. Styer
Paul A. Styer
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of Copart, Inc., dated February 15, 2010.